Exhibit 10.8

GPS CCMP ACQUISITION CORP.

2006 MANAGEMENT EQUITY INCENTIVE PLAN

EFFECTIVE AS OF NOVEMBER 10, 2006

i

SECTION 13.	ADJUSTMENT OF SHARES		6

	a.	General	6
	b.	Mergers and Consolidations/Change of Control	6

SECTION 14.	SECURITIES LAW REQUIREMENTS		7

SECTION 15.	GENERAL TERMS		7

	a.	Nontransferability of Awards	7
	b.	Restrictions on Transfer of Shares	7
	c.	Compliance with Section 409A of the Code	7
	d.	Withholding Requirements	7
	e.	No Retention Rights	7
	f.	Unfunded Plan	8

SECTION 16.	DURATION AND AMENDMENTS		8

	a.	Term of the Plan	8
	b.	Right to Amend or Terminate the Plan	8
	c.	Effect of Amendment or Termination	8
	d.	Modification, Extension and Assumption of Awards	8
	e.	Initial Public Offering	8

SECTION 17.	DEFINITIONS		9

	a.	“Affiliate”	9
	b.	“Award”	9
	c.	“Basic Limitation”	9
	d.	“Board”	9
	e.	“Change of Control”	9
	f.	“Class A Common Stocks”	9
	g	“Class B Common Stocks”	9
	h.	“Code”	9
	i.	“Company”	9
	j.	“Distributions”	9
	k.	“Dividend Equivalent Rights”	9
	l.	“Fair Market Value”	10
	m.	“Initial Base Value”	10
	n.	“Initial Public Offering”	11
	o.	“Liquidation”	11
	p.	“Option”	11
	q.	“Paid-In Capital”	11
	r.	“Participant”	11
	s.	“Person”	11
	t.	“Plan”	11
	u.	“Public Offering”	11
	v.	“Recapitalization”	11
	w.	“Restricted Stock”	11
	x.	“Restricted Stock Unit”	11
	y.	“Securities Act”	11
	z.	“Service”	11
	aa.	“Shareholders’ Agreement”	11
	bb.	“Shares”	11
	cc.	“Stock Appreciation Right”	11
	dd.	“Subsidiary”	12
	ee.	“Unreturned Paid-In Capital”	12

ii

SECTION 18.	MISCELLANEOUS		12

	a.	Choice of Law	12
	b.	Adoption	12

iii

GPS CCMP ACQUISITION CORP.

2006 MANAGEMENT EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company and its Subsidiaries, and to promote the success of the Company’s business.  Unless the context otherwise requires, capitalized terms used herein are defined in Section 17 of the Plan.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Board.  The Board shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, subject to the terms and conditions of the Plan, including, without limitation, the right to construe and interpret the provisions of the Plan or any Award, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by the compensation or similar committee (if appointed).  All decisions, interpretations and other actions of the Board shall be final and binding on all Participants and other persons deriving their rights from a Participant.

SECTION 3. ELIGIBILITY

The Board is authorized to grant Awards to employees of the Company or any Subsidiary of the Company.  Employees who have been granted Awards shall be Participants in the Plan with respect to such Awards.

SECTION 4. SHARES SUBJECT TO PLAN.

a.     Basic Limitation.  Subject to the following provisions of this Section 4 and Section 13 herein, the maximum number of Shares that may be issued pursuant to Awards under the Plan is 9,350.0098, with respect to shares of Class A Common Stock, and 5,000, with respect to shares of Class B Common Stock (the “Basic Limitation”).  Shares that are subject to or underlying an Award may only be authorized but unissued Shares, and such Shares may not be treasury Shares.  Where an Award is granted in tandem, the number of Shares charged against the Basic Limitation shall be the maximum number of Shares of each class that may be issued pursuant to the Award.

b.     Additional Shares.  In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan.  In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, such Shares shall again be available for the purposes of the Plan.  In the event a Participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available shall be increased by the number of Shares delivered by the Participant.

SECTION 5. AWARDS.

a.     Types of Awards.  The Board may, in its sole discretion, make Awards.  The Company shall make Awards directly or cause one or more of its Subsidiaries to make Awards; provided, however, that the Company shall be responsible for causing any such Subsidiary to comply with the terms of any Award and the Plan.  Awards may be granted singly or in tandem.

b.     Award Agreements.  Each Award made under the Plan shall be evidenced by a written agreement between the Participant and the Company, and no Award shall be valid without any such agreement.  An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Board in its sole discretion deems appropriate for inclusion in the Award agreement provided such terms and conditions are not inconsistent with the Plan.  Accordingly, in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.  Each agreement evidencing an Award shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i)                                     Number and Class of Shares.  The number and class of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 13 of the Plan.

(ii)                                  Price.  Where applicable, each agreement shall designate the price, if any, to acquire any Shares underlying the Award, which price shall be payable in a form described in Section 11 of the Plan and subject to adjustment pursuant to Section 13 of the Plan.

(iii)                               Vesting.  Each agreement shall specify the dates and events on which all or any installment of the Award shall be vested and/or nonforfeitable.

c.     No Rights as a Shareholder.  A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award unless and until such Shares are actually issued in the name of such person (or if Shares will be held in street name, to a broker who will hold such Shares on behalf of such person), except as set forth in Section 8(b) of the Plan or as may be set forth in the Award agreement.

SECTION 6. OPTIONS.

a.     Grant of Options.  The Board may, in its sole discretion, grant Options only in respect of Class B Common Stock prior to the consummation of the Initial Public Offering and, from after the consummation of the Initial Public Offering, in respect of the Class A Common Stock.  All Options granted hereunder shall be nonqualified stock options.  The Plan does not provide for the grant of “incentive stock options” within the meaning of Section 422 of the Code.

b.     Options Award Agreement.  Each agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i)                                     Exercise Price.  Each agreement shall state the per share exercise price, which shall not be less than the Fair Market Value of a share of the class subject to such Option on the date of grant unless such Option otherwise would satisfy Section 409A of the Code.

(ii)                                  Exercisability.  Each agreement shall specify the dates and events when all or any installment of the Option becomes exercisable.

(iii)                               Term.  Each agreement shall state the term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

c.     Method of Exercise.  Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Board, or by complying with any alternative procedures which may be authorized by the Board, setting forth the number and class of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares.  As soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount and class based upon the number and class of Shares purchased under the Option(s).

SECTION 7. STOCK APPRECIATION RIGHTS.

a.     Generally.  The Board may, in its sole discretion, grant “Stock Appreciation Rights” only in respect of the Class B Common Stock prior to the Initial Public Offering and from and after the Initial Public Offering in respect of the Class A Common Stock.  A Stock Appreciation Right means a right to receive a payment in cash, the relevant class of Shares or a combination thereof, in the sole discretion of the Board, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a number of the relevant class of Shares on the date the right is exercised over (ii) the Initial Base Value (as defined below).  If a Stock Appreciation Right is granted in tandem with or in substitution for an Option, the designated Initial Base Value in the Award agreement shall reflect the Fair Market Value of the Shares underlying the Awards on the date the Option is granted.

b.     Stock Appreciation Rights Award Agreement.  Each agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Board, in its sole discretion:

(i)                                     Base Value.  Each agreement shall specify the base value of the Shares which a Participant shall be entitled to share in the appreciation in the value of (the “Initial Base Value”).  The per share Initial Base Value for any class of Shares subject to an Award shall not be less than the Fair Market Value of such share subject to such Award on the date of grant unless such Stock Appreciation Right otherwise would satisfy Section 409A of the Code.

(ii)                                  Exercisability.  Each agreement shall specify how all or any portion of a Stock Appreciation Right shall be exercisable.  The Company, at its election and in its sole discretion, may settle any Stock Appreciation Rights requested to be exercised in Shares or cash.

(iii)                               Term.  Each agreement shall state the term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof), which shall not exceed ten years from the date of grant.

SECTION 8. RESTRICTED STOCK

a.     Generally.  The Board is hereby authorized to grant or sell Shares that may be subject to a risk of forfeiture and contain such other restrictions, including restrictions on transferability, as the Board shall determine.  Each such share shall be known as a share of Restricted Stock.

(i)                                     Restricted Stock Award Agreement.  Each agreement evidencing an Award of Restricted Stock shall specify the restriction period and such other such terms, including as to vesting, term and transfer restrictions, as determined by the Board, in its sole discretion.  If Restricted Stock will be granted or the restrictions shall have lapsed upon the achievement of performance goals over a performance period, such Award of Restricted Stock shall be referred to as “Performance Shares.”

b.     Voting Rights.  Unless otherwise determined by the Board and set forth in a Participant’s award agreement, to the extent permitted or required by law, as determined by the Board, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights (if any) with respect to the applicable Shares during the period of restriction.

c.     Section 83(b) Election.  The Board may provide in an award agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

SECTION 9. RESTRICTED STOCK UNITS.

a.     Generally.  The Board may, in its sole discretion, grant Restricted Stock Units, where in each case one Unit shall be a notional unit representing one Share of a designated class of Shares.

b.     Settlement of Restricted Stock Units.  Restricted Stock Units shall be settled in the applicable class of Shares unless the agreement evidencing the Award expressly provides for settlement of all or a portion of the Restricted Stock Units in cash equal to the value of the Shares that would otherwise be distributed in settlement of such units.  Shares distributed to settle a Restricted Stock Unit may be issued with or without payment or consideration therefor, except as may be required by applicable law or the Board in its sole discretion as set forth in the agreement evidencing the Award.  The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect of Restricted Stock Units, which shall be in compliance with Section 409A of the Code.

SECTION 10. DIVIDEND EQUIVALENT RIGHTS.

a.     Generally.  The Board may, in its sole discretion, grant awards based on the value of dividends that the Company has paid on any class of Shares (the “Dividend Equivalent Rights”) with respect to any Award before the Award vests or is still held.

b.     Settlement of Dividend Equivalent Rights.  Dividend Equivalent Rights may be settled in cash, Shares, additional Awards or other securities or property, all as provided in the Award agreement.  The Board may, in its sole discretion, establish a program to permit participants to defer payments and distributions made in respect Dividend Equivalent Rights.

SECTION 11. PAYMENT FOR SHARES.

a.     General Rule.  The exercise price of Options and/or the purchase price (if any) of any Shares issuable under the Plan shall be payable in cash or personal check at the time when such Shares are purchased, except as otherwise provided in this Section 11 herein.

b.     Surrender of Shares.  At the sole discretion of the Board, all or any part of the purchase price in respect of an Award and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of Shares that have fully vested, and are already owned by the Participant.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the surrender option is exercised or payment is made.  The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such action would cause the Company or any Subsidiary thereof to recognize a compensation expense (or additional compensation expense) with respect to the applicable Award for financial reporting purposes, unless the Board consents thereto.

c.     Services Rendered.  At the sole discretion of the Board, and except as required by applicable law, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary thereof prior to or after the Award.

d.     Promissory Note.  At the sole discretion of the Board, all or a portion of the exercise price of Options and/or the purchase price (if any) of Shares issuable under the Plan and any applicable withholding requirements may be paid with a full-recourse promissory note.  However, the par value of the Shares, if newly issued, shall be paid in cash.  The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest or the creation of original issue discount under the Code.  Subject to the foregoing, the Board (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

e.     Net Exercise.  At the sole discretion of the Board, payment of all or any portion of the purchase price in respect of any Award under the Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Award by the number of such Shares having a Fair Market Value equal to the purchase price in respect of such Award.  For the avoidance of doubt, the Company will not withhold any amounts greater than the statutory minimum withholding requirements.

f.      Exercise/Sale.  At the sole discretion of the Board on or after an Initial Public Offering, at any time, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the purchase price and any withholding requirements.

g.     Discretion of Board.  Should the Board exercise its sole discretion to permit the Participant to pay the purchase price under an Award in whole or in part in accordance with Sections 11(b) through (f) above, it shall not be bound to permit such alternative method of payment for the remainder of any such Award or with respect to any other Award or Participant under the Plan.

SECTION 12. TERMINATION OF SERVICE.

a.               Termination of Service.  If a Participant’s Service terminates for any reason, then the Award shall be subject to termination, rights of repurchase, and the other provisions, set forth in the written agreement with the Participant governing such Award.

b.               Leave of Absence.  For purposes of this Section 12, Service shall be deemed to continue while a Participant is a bona fide leave of absence, if such leave is approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Board).

SECTION 13. ADJUSTMENT OF SHARES.

a.               General.  If there shall be a Recapitalization, an adjustment shall be made to each outstanding Award such that each such Award shall thereafter be exercisable or payable, as the case may be, in such securities, cash and/or other property as would have been received in respect of each class of Shares subject to, or referenced by, such Award had such Award been exercised and/or settled in full immediately prior to such Recapitalization and such an adjustment shall be made successively each time any such change shall occur.  In addition, in the event of any Recapitalization, the Board will adjust, in a fair and equitable manner, the number of each class of Shares that may be issued under the Plan, the number of each class of Shares subject to outstanding Awards, and the exercise price or purchase price applicable to outstanding Awards to prevent dilution or enlargement of Participants’ rights under the Plan and outstanding Awards.  Should the vesting of any Award be conditioned upon the Company’s attainment of performance conditions, the Board may, in a fair and equitable manner, make such adjustments to the terms and conditions of such Awards and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles.

b.               Mergers and Consolidations/Change of Control.  In the event that the Company is a party to a merger or consolidation or a Change of Control, outstanding Awards shall be subject to the agreement of merger or consolidation or Change of Control and the treatment of outstanding Awards in connection with a merger or consolidation or a Change of Control shall not require the consent of any Participant.  Subject to the terms of the applicable Award agreement, the agreement with respect to such merger or consolidation or Change of Control, without the Participants’ consent, may, among other things, provide for:

(i)                                  The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving entity) or by the surviving entity or its direct or indirect parent;

(ii)                               The substitution by the surviving entity or its direct or indirect parent of share awards with substantially the same terms and economic value for such outstanding Awards;

(iii)                            The acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board, after reasonable advance written notice thereof to the holder of each such Award; or

(iv)                           The cancellation of all or any portion of such outstanding Awards; provided that, with respect to vested “in-the-money” Awards, such cancellation must be made in exchange for a cash payment of the excess of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the exercise price or purchase price, if any, with respect to such Awards or the portion thereof being canceled.

SECTION 14. SECURITIES LAW REQUIREMENTS.

No Shares shall be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, state or foreign securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan, and accordingly any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon.  Each Participant and any person deriving its rights from any Participant shall, as a condition to the purchase or issuance of any Shares under the Plan, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of Shares is not required to be registered under any applicable securities laws.

SECTION 15. GENERAL TERMS.

a.                     Nontransferability of Awards.  No Award may be transferred, assigned, pledged or hypothecated by any Participant except in compliance with the terms of the agreement governing such Award.  The exercisability of an Option or other right to acquire Shares under the Plan by someone other than the Participant shall be governed by the agreement pursuant to which such Option or other right is granted.

b.                     Restrictions on Transfer of Shares.  Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Board may determine.  Such restrictions shall be set forth in the applicable Award agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

c.                     Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Plan and all Awards comply with the provisions of Section 409A of the Code and the Plan and all Awards shall be administered accordingly.  Notwithstanding anything in the Plan to the contrary, the Board shall have authority to amend the Plan and modify any Award to the extent necessary to fulfill this intent and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code shall have no force and effect unless and until amended or modified to comply with Section 409A of the Code.  Reference to Section 409A of the Code includes reference to any proposed, temporary or final regulations and any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

d.                     Withholding Requirements.  As a condition to the receipt or purchase of an Award or Shares pursuant to an Award, a Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase.  The Participant shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Shares acquired pursuant to an Award.

e.                     No Retention Rights.  Nothing in the Plan or in any Award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary thereof employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

f.                       Unfunded Plan.  Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person.  To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

SECTION 16. DURATION AND AMENDMENTS.

a.                     Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to (i) the approval of the holders of a majority of the Class B Common Stock and (ii) any other shareholder approval required pursuant to the Shareholders’ Agreement.  If the requisite shareholder approvals set forth in the immediately preceding sentence to approve the Plan are not obtained within 12 months of its adoption by the Board, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan.  The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board unless earlier terminated pursuant to Section 16(b) below.

b.                     Right to Amend or Terminate the Plan.  The Board may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 13 herein) which increases the maximum number of any class of Shares available for issuance under the Plan in the aggregate, changes the legal entity authorized to make Awards under this Plan from the Company (or its successor) to any other legal entity, shall be subject to:  (i) the approval of the holders of a majority of the applicable class of Shares and (ii) any other shareholder approval required pursuant to the Shareholders’ Agreement.  Except as may be required by the Shareholders’ Agreement, approval of the holders of any Shares shall not be required for any other amendment of the Plan.

c.                     Effect of Amendment or Termination.  Except as otherwise provided under the Plan, any amendment of the Plan shall not adversely affect in any material respect any Participant’s rights under any Award previously made or granted under the Plan without the Participant’s consent.  No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination.  The termination of the Plan shall not affect any Awards outstanding on the termination date.

d.                     Modification, Extension and Assumption of Awards.  Within the limitations of the Plan, the Board may modify, extend or assume outstanding Awards or may provide for the cancellation of outstanding Awards in return for the grant of new Awards for the same or a different number of Shares and at the same or a different price.  Except as otherwise provided under the Plan, no modification of an Award shall, without the consent of the Participant, materially impair the Participant’s rights or materially increase the Participant’s obligations under such Award or materially impair the economic value of any such Award.

e.                     Initial Public Offering.  Prior to an Initial Public Offering, the Board may amend and restate this Plan to include such provisions as the Board determines in good faith necessary or appropriate as a result of the Company becoming, after an Initial Public Offering, a publicly-traded company and the treatment of outstanding Awards in connection with an Initial Public Offering shall not require the consent of any Participant.

SECTION 17. DEFINITIONS.

a.                     “Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise); provided, however, that neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any of the Shareholders (and vice versa), and (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person.

b.                     “Award” shall mean, as the case may be: (i) prior to the consummation of an Initial Public Offering with respect to Class B Common Stock, the grant of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit under the Plan; and (ii) with respect to Class A Common Stock, (A) prior to the consummation of an Initial Public Offering, the grant of Restricted Stock or Restricted Stock Units under the Plan, and (B) upon the occurrence of an Initial Public Offering, the grant of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit under the Plan.

c.                     “Basic Limitation” shall have the meaning described in Section 4(a) herein.

d.                     “Board” shall mean the Board of Directors of the Company, as constituted from time to time, or if such Board of Directors has appointed a Compensation Committee, the Compensation Committee.

e.                     “Change of Control” shall have the meaning ascribed to such term in the Shareholders’ Agreement.

f.                       “Class A Common Stock” shall mean the Class A Nonvoting Common Stock of the Company, par value $0.01 per share.

g.                    “Class B Common Stock” shall mean the Class B Voting Common Stock of the Company, par value $0.01 per share.

h.                    “Code” shall mean the Internal Revenue Code of 1986, as amended.

i.                       “Company” shall mean GPS CCMP Acquisition Corp., a Delaware corporation.

j.                       “Distributions” means all distributions made by the Company to holders of Shares, whether in cash, property, or securities of the Company or its Subsidiaries and whether by dividend, Liquidating distributions, or otherwise; provided that none of the following events shall be considered a Distribution: (i) any redemption or repurchase of acquisition by the Company for value of any share or shares of its capital stock held by a present or former employee, director or consultant of the Company or any Subsidiary pursuant to a restricted stock agreement, stock repurchase agreement, stock option agreement, stockholder agreement (including this Plan), management agreement or other repurchase agreement, arrangement, option or obligation approved by the Board; or (ii) any recapitalization, subdivision (including stock dividends and stock splits), combination (including reverse stock splits) or exchange of Common Shares.

k.                   “Dividend Equivalent Rights” shall have the meaning described in Section 10(a) herein.

l.                       “Fair Market Value” shall mean, with respect to any of the Shares as of any date of determination:

(1)          in the event that such Shares are listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the average of the closing prices of such Shares on such exchange if listed or, if not so listed, the average bid and asked price of such Shares reported on the NASDAQ National Market or any established over-the-counter trading system on which prices for such Shares are quoted, in each case, for a period of twenty trading days prior to such date of determination, and

(2)          in the event that such Shares are not listed on an established U.S. exchange or through the NASDAQ National Market or any established over-the-counter trading system, the fair market value of such Shares as determined by the Board in good faith.  The Board’s determination of Fair Market Value shall be based on the following methodology (such methodology, the “Valuation Methodology”):

A.            the Fair Market Value of a share of Class B Common Stock shall be an amount equal to the Unreturned Paid in Capital per share of Class B Common Stock plus a pro rata share (based upon the number of shares of Class B Common Stock then outstanding) of the Total Equity Value of the Company, after reduction for the aggregate Unreturned Paid-in Capital in respect of all shares of Class B Common Stock then outstanding, equal to the sum of (i) 88% plus (ii) a percentage equal to the product of (A) 12% multiplied by (B) one minus a fraction, the numerator of which shall be the number of issued and outstanding shares of Class A Common Stock that are then vested and not subject to forfeiture, and the denominator of which shall be 9,350.0098; and

B.              the Fair Market Value of a share of Class A Common Stock shall be an amount equal to the product of (1) the Total Equity Value of the Company, after reduction for the aggregate Unreturned Paid-in Capital in respect of all shares of Class B Common Stock then outstanding, multiplied by (2) a percentage equal to 12% multiplied by (2) a fraction, the numerator of which shall be the number of issued and outstanding Class A Common Stock that are then vested and not subject to forfeiture, and the denominator of which shall be 9,350.0098.

Notwithstanding the foregoing with respect to this clause (2), if a Participant objects to such Board determination, such determination of fair market value will be made by a mutually acceptable expert whose determination will be binding on all persons.  If such determination results in a Fair Market Value that is (i) less than, 95% of the valuation determined by the Board, the Company shall pay the fees of such expert, (ii) greater than 105% of the valuation determined by the Board, the Participant objecting to such determination of the Board shall pay the fees of such expert, and (iii) the Company and the Participant shall share, on a 50/50 basis, all such fees in all other cases.

The “Total Equity Value” shall be equal to the aggregate value, as determined in good faith by the Board, that would be available with respect to all Shares as a group, including, without limitation, the Class A Common Stock and the Class B Common Stock, in the event of a sale of all of the outstanding equity securities of the Company to a Third Party, assuming an assumption by the purchaser of all indebtedness of the Company and its Subsidiaries as of the date of determination, taking into account valuation methodologies commonly employed by financial buyers.

m.                 “Initial Base Value” shall have the meaning described in Section 7(b) herein.

n.                    “Initial Public Offering” shall mean the Company’s first Public Offering.

o.                     “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding up of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction.  Liquidating shall have a correlative meaning.

p.                     “Option” shall mean an Option granted under, and in accordance with, the Plan and entitling the holder to purchase Shares.

q.               “Paid-in Capital” means, with respect to any share of Class B Common Stock, as of any particular date, the amount originally paid for such share when it was issued.

r.                     “Participant” shall mean an eligible individual to whom and Award is granted to under the Plan.

s.                     “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

t.                       “Plan” shall mean this GPS CCMP Acquisition Corp. 2006 Management Equity Incentive Plan.

u.                    “Public Offering” shall mean an underwritten public offering and sale of Shares for cash pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

v.                      “Recapitalization” shall mean an event or series of events affecting the capital structure of the Company including, but not limited to, stock dividends, stock splits, rights offers or recapitalizations through large, non-recurring cash dividends.

w.                   “Restricted Stock” shall have the meaning described in Section 8(a) herein.

x.                     “Restricted Stock Unit” shall have the meaning described in Section 9(a) herein.

y.                     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

z.                     “Service” shall mean service as an employee or consultant of the Company or any Subsidiary thereof.

aa.               “Shareholders’ Agreement” shall mean that certain Shareholders’ Agreement dated as of November 10, 2006, by and among the Company and each Person executing the Shareholders’ Agreement, or executing a Joinder Agreement (as the same shall be amended, supplemented or modified from time to time).

bb.               “Shares” shall mean shares of the Class A Common Stock and shares of the Class B Common Stock.

cc.               “Stock Appreciation Right” shall have the meaning described in Section 7(a) herein.

dd.               “Subsidiary” shall mean any Person as to which the Company owns or controls, directly or indirectly, more than 50% percent of the voting securities of such Person.

ee.               “Unreturned Paid-in-Capital” means in respect to a share of Class B Common Stock, on the date that it was issued, an amount equal to the Paid-in Capital with respect thereto.  Thereafter, the “Unreturned Paid-in Capital” in respect of each share of Class B Common Stock shall (x) decrease (but not below $0) by the amount of any Distributions received in respect of such share of Class B Common Stock and (y) increase by an amount equal to 10% per annum (after giving effect to any decreases pursuant to clause (x)), such increases to be calculated quarterly, compounded on the basis of a 360-day year of twelve 30-day months, which amounts will be deemed to accrue on a daily basis, whether or not the Company has earnings or profits.

SECTION 18. MISCELLANEOUS

a.               Choice of Law.  All issues concerning the relative rights of the Company and any Participants with respect to each other shall be governed by the laws of the State of Delaware.  All other issues concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect to the Plan shall be brought in the courts of the United States for the Southern District of New York.

b.               Adoption.  This Plan has been duly adopted by the Board as of November 8, 2006 and was approved by the stockholders of the Company as of November 8, 2006.